Exhibit 99.1
PepsiCo Reports Fourth Quarter and Full-Year 2020 Results; Provides 2021 Financial Outlook
Reported (GAAP) Fourth Quarter and Full-Year 2020 Results

	Fourth Quarter	Full-Year
Net revenue growth	8.8%	4.8%
Foreign exchange impact on net revenue	(2)%	(2)%
Earnings per share (EPS)	$1.33	$5.12
EPS change	5%	(2)%
Foreign exchange impact on EPS	(2)%	(2)%
Organic/Core (non-GAAP)1 Fourth Quarter and Full-Year 2020 Results

	Fourth Quarter	Full-Year
Organic revenue growth	5.7%	4.3%
Core EPS	$1.47	$5.52
Core constant currency EPS change	3%	2%
PURCHASE, N.Y. - February 11, 2021 - PepsiCo, Inc. (NASDAQ: PEP) today reported results for the fourth quarter and full-year 2020.

“We ended the year on a strong note with our global beverage business having accelerated while our global snacks and food business remained resilient in the fourth quarter. Our results were indicative of the strength and resilience of our highly dedicated employees, diversified portfolio, agile supply chain and go-to-market systems and strong marketplace execution even in the face of difficult COVID-19 challenges,” said Chairman and CEO Ramon Laguarta.

“Moving forward, we remain committed to supporting our employees, customers and communities. In addition, we will continue to focus on winning in the marketplace and investing to build competitive advantages that will enable us to become an even Faster, Stronger and Better organization.”

“For 2021, we are planning for our organic revenue and core constant currency EPS growth to be consistent with our long-term objectives. We have also announced a 5 percent increase in our annualized dividend, starting with the June 2021 dividend payment.”

1 Please refer to the Glossary for the definitions of non-GAAP financial measures including “organic,” “core,” and “constant currency” and to “Guidance and Outlook” for additional information regarding PepsiCo’s full-year 2021 financial outlook and long-term financial targets. PepsiCo provides guidance on a non-GAAP basis as we cannot predict certain elements which are included in reported GAAP results, including the impact of foreign exchange and commodity mark-to-market net impacts. Please refer to PepsiCo’s Annual Report on Form 10-K for the year ended December 26, 2020 (2020 Form 10-K) filed with the SEC for additional information regarding PepsiCo’s financial results.

Summary Fourth Quarter 2020 Performance

	Revenue				Unit Volume(a)
	GAAP Reported % Change	Percentage Point Impact		Organic % Change	% Change
		Foreign Exchange Translation	Acquisitions, Divestitures, and Other Structural Changes		Food/Snack	Beverage
Frito-Lay North America	6	—	(1)	5	1
Quaker Foods North America	8	—	—	8	5.5
PepsiCo Beverages North America	9	—	(3)	5.5		—
Latin America	(5)	10	—	4.5	1	3
Europe	4	4	—	8	6	14
Africa, Middle East and South Asia	53	1	(49)	5	6	2.5
Asia Pacific, Australia and New Zealand and China Region	34	(4)	(24)	5	4	5
Total	9	2	(5)	6	3	5

	Operating Profit and EPS
	GAAP Reported % Change	Percentage Point Impact		Core Constant Currency % Change
		Items Affecting Comparability	Foreign Exchange Translation
Frito-Lay North America	(4)	5	—	1
Quaker Foods North America	17	2	—	19
PepsiCo Beverages North America	19	2.5	—	21
Latin America	(7)	—	10	4
Europe	(10)	(2)	4	(8)
Africa, Middle East and South Asia	80	(23)	(1)	56
Asia Pacific, Australia and New Zealand and China Region	7	(3)	—	4
Corporate unallocated expenses	(8)	16	—	8
Total	5	(0.5)	2	6

EPS	5	(4)	2	3
(a)Excludes the impact of acquisitions and divestitures. In certain instances, the unit volume change differs from the impact of organic volume growth on net revenue growth, due to product mix, nonconsolidated joint venture volume, and, for our beverage businesses, temporary timing differences between bottler case sales (BCS) and concentrate shipments and equivalents (CSE). Our net revenue excludes nonconsolidated joint venture volume, and, for our franchise-owned beverage businesses, is based on CSE.
Note: Amounts may not sum due to rounding.
Organic revenue growth and core constant currency results are non-GAAP financial measures. Please refer to the reconciliation of GAAP and non-GAAP information in the attached exhibits and to the Glossary for definitions of “organic,” “core” and “constant currency.”

Discussion of Fourth Quarter 2020 Reported Division Results:
In addition to the reported net revenue performance as set out in the tables on pages 3 and A-7, reported operating results were driven by the following:
Frito-Lay North America
Operating profit decreased 4%, primarily reflecting certain operating cost increases and a 5-percentange-point impact of higher restructuring and impairment charges, partially offset by productivity savings and net revenue growth. Additionally, the charges taken as a result of the novel coronavirus (COVID-19) pandemic negatively impacted operating profit performance by 2 percentage points.
Quaker Foods North America
Operating profit grew 17%, primarily reflecting net revenue growth, productivity savings and lower advertising and marketing expenses, partially offset by certain operating cost increases. Additionally, the charges taken as a result of the COVID-19 pandemic reduced operating profit growth by 2 percentage points.
PepsiCo Beverages North America
Operating profit grew 19%, primarily reflecting net revenue growth, productivity savings, lower advertising and marketing expenses and a 6-percentage-point impact of lower commodity costs. These impacts were partially offset by certain operating cost increases, including incremental information technology costs, a 3-percentage-point impact of a prior-year gain on an asset sale and a 2-percentage-point impact of the charges taken as a result of the COVID-19 pandemic. Acquisitions contributed 10 percentage points to operating profit growth.
In the fourth quarter of 2020, we received notice of termination without cause from Vital Pharmaceuticals, Inc., which would end our distribution rights of Bang Energy drinks, effective October 24, 2023.
Latin America
Operating profit decreased 7%, primarily reflecting certain operating cost increases and a 15-percentage-point impact of higher commodity costs largely due to transaction-related foreign exchange, partially offset by productivity savings, effective net pricing and a 4.5-percentage-point impact of certain tax credits in Brazil. Additionally, unfavorable foreign exchange and the charges taken as a result of the COVID-19 pandemic each negatively impacted operating profit performance by 10 percentage points.
Europe
Operating profit decreased 10%, primarily reflecting certain operating cost increases, a 10-percentage- point impact of higher commodity costs due to transaction-related foreign exchange and a 4.5-percentage-point impact of certain tax charges. These impacts were partially offset by organic volume growth and productivity savings. Additionally, the charges taken as a result of the COVID-19 pandemic and unfavorable foreign exchange negatively impacted operating profit performance by 5 percentage points and 4 percentage points, respectively.
Africa, Middle East and South Asia
Operating profit grew 80%, primarily reflecting productivity savings, a 27-percentange-point contribution from the Pioneer Food Group Ltd. (Pioneer Foods) acquisition, organic volume growth, a 20-percentage-point impact of lower restructuring and impairment charges, lower advertising and marketing expenses and a 3-percentage-point impact of lower commodity costs. These impacts were partially offset by certain operating cost increases, unfavorable net pricing and a 7-percentage-point impact of the settlement of a legal claim in the prior year. Additionally, the charges taken as a result of the COVID-19 pandemic reduced operating profit growth by 7 percentage points.

Asia Pacific, Australia and New Zealand and China Region
Operating profit grew 7%, primarily reflecting productivity savings, net revenue growth, an 8-percentage- point impact of favorable settlements of promotional spending accruals compared to the prior year and a 6-percentage-point impact of lower restructuring and impairment charges. These impacts were partially offset by certain operating cost increases and higher advertising and marketing expenses. An operating loss for Hangzhou Haomusi Food Co., Ltd. (Be & Cheery) and inventory fair value adjustments and merger and integration charges associated with the Be & Cheery acquisition reduced operating profit growth by 5 percentage points and 3 percentage points, respectively.

Summary Full-Year 2020 Performance

	Revenue				Unit Volume(a)
	GAAP Reported % Change	Percentage Point Impact		Organic % Change	% Change
		Foreign Exchange Translation	Acquisitions, Divestitures, and Other Structural Changes		Food/Snack	Beverage
Frito-Lay North America	7	—	(1)	6	3
Quaker Foods North America	10	—	—	11	10
PepsiCo Beverages North America	4	—	(2)	2		(1.5)
Latin America	(8)	11	—	3	—	(1)
Europe	2	4	—	6	4	10
Africa, Middle East and South Asia	25	1	(25)	1	4	(7)
Asia Pacific, Australia and New Zealand and China Region	18	—	(10)	8	7	1
Total	5	2	(3)	4	4	—

	Operating Profit and EPS
	GAAP Reported % Change	Percentage Point Impact		Core Constant Currency % Change
		Items Affecting Comparability	Foreign Exchange Translation
Frito-Lay North America	2	2	—	3
Quaker Foods North America	23	—	—	24
PepsiCo Beverages North America	(11)	3	—	(8)
Latin America	(10)	(2)	11	—
Europe	2	(7)	4	(0.5)
Africa, Middle East and South Asia	(11)	20	—	10
Asia Pacific, Australia and New Zealand and China Region	24	(9)	1	16
Corporate unallocated expenses	10	(1)	—	10
Total	(2)	1	2	1

EPS	(2)	2	2	2
(a)Excludes the impact of acquisitions and divestitures. In certain instances, the unit volume change differs from the impact of organic volume growth on net revenue growth, due to product mix, nonconsolidated joint venture volume, and, for our beverage businesses, temporary timing differences between BCS and CSE. Our net revenue excludes nonconsolidated joint venture volume, and, for our franchise-owned beverage businesses, is based on CSE.
Note: Amounts may not sum due to rounding.
Organic revenue growth and core constant currency results are non-GAAP financial measures. Please refer to the reconciliation of GAAP and non-GAAP information in the attached exhibits and to the Glossary for definitions of “organic,” “core” and “constant currency.”

Discussion of Full-Year 2020 Reported Division Results:
In addition to the reported net revenue performance as set out in the tables on pages 6 and A-7, reported operating results were driven by the following:
Frito-Lay North America
Operating profit increased 2%, primarily reflecting the net revenue growth and productivity savings, partially offset by certain operating cost increases. Additionally, the charges taken as a result of the COVID-19 pandemic reduced operating profit growth by 4 percentage points.
Quaker Foods North America
Operating profit grew 23%, reflecting the net revenue growth and productivity savings, partially offset by certain operating cost increases. Additionally, the charges taken as a result of the COVID-19 pandemic reduced operating profit growth by 3 percentage points.
PepsiCo Beverages North America
Operating profit decreased 11%, reflecting certain operating cost increases, including incremental information technology costs, a 14-percentage-point impact of the charges taken as a result of the COVID-19 pandemic and the organic volume decrease. These impacts were partially offset by the effective net pricing, productivity savings, lower advertising and marketing expenses, and a 4-percentage-point impact of lower commodity costs. Prior-year gains associated with sales of assets negatively impacted operating profit performance by 2 percentage points. Additionally, impairment charges associated with a coconut water brand negatively impacted operating profit performance by 2 percentage points. Acquisitions positively contributed 4 percentage points to operating profit performance.
Latin America
Operating profit decreased 10%, primarily reflecting certain operating cost increases and a 9-percentage-point impact of higher commodity costs due to transaction-related foreign exchange. These impacts were partially offset by productivity savings and the effective net pricing. Additionally, unfavorable foreign exchange and certain charges taken as a result of the COVID-19 pandemic negatively impacted operating profit performance by 11 percentage points and 8 percentage points, respectively.
Europe
Operating profit increased 2%, primarily reflecting the organic volume growth, productivity savings, a 4-percentage-point impact of lower restructuring and impairment charges, a 3-percentage-point impact of the prior-year inventory fair value adjustments and merger and integration charges primarily associated with our acquisition of SodaStream International Ltd. (SodaStream) and a 2-percentage-point impact of a gain on an asset sale. These impacts were partially offset by certain operating cost increases and a 2-percentage-point impact of higher commodity costs due to transaction-related foreign exchange. Additionally, the charges taken as a result of the COVID-19 pandemic and unfavorable foreign exchange reduced operating profit growth by 6 percentage points and 4 percentage points, respectively.
Africa, Middle East and South Asia
Operating profit decreased 11%, primarily reflecting certain operating cost increases, partially offset by productivity savings, lower advertising and marketing expenses and a 3-percentage-point impact of lower commodity costs. The inventory fair value adjustments and merger and integration charges associated with our Pioneer Foods acquisition negatively impacted operating profit performance by 24 percentage points and were partially offset by Pioneer Foods’ 9-percentage-point positive contribution to operating profit performance. Additionally, the charges taken as a result of the COVID-19 pandemic negatively impacted operating profit performance by 5 percentage points.

Asia Pacific, Australia and New Zealand and China Region
Operating profit increased 24%, primarily reflecting the net revenue growth, productivity savings and a 10-percentage-point impact of lower restructuring and impairment charges, partially offset by certain operating cost increases and higher advertising and marketing expenses.

Dividend Increase
The Company today announced a 5 percent increase in its annualized dividend to $4.30 per share from $4.09 per share, effective with the dividend expected to be paid in June 2021. This represents the Company’s 49th consecutive annual dividend per share increase.
Guidance and Outlook
The Company provides guidance on a non-GAAP basis as we cannot predict certain elements which are included in reported GAAP results, including the impact of foreign exchange translation and commodity mark-to-market net impacts.
For 2021, the Company expects:
•A mid-single digit increase in organic revenue;
•A high-single digit increase in core constant currency EPS;
•A core annual effective tax rate of approximately 21 percent; and
•Total cash returns to shareholders of approximately $5.9 billion, comprised of dividends of approximately $5.8 billion and share repurchases of approximately $100 million. We have recently completed our share repurchase activity and do not expect to repurchase any additional shares for the balance of 2021.
In addition, the Company expects a 1 percentage-point foreign exchange translation tailwind to benefit reported net revenue and core EPS growth based on current market consensus rates.
Prepared Management Remarks and Live Question and Answer Webcast
At approximately 6:30 a.m. (Eastern time) on February 11, 2021, the Company will post prepared management remarks (in pdf format) regarding its fourth quarter and full-year 2020 results, including its outlook for 2021, at www.pepsico.com/investors. At 8:15 a.m. (Eastern time) on February 11, 2021, the Company will host a live question and answer session with investors and financial analysts. Further details will be accessible on the Company’s website at www.pepsico.com/investors.

Contacts:	Investor Relations	Communications
	investor@pepsico.com	pepsicomediarelations@pepsico.com

PepsiCo, Inc. and Subsidiaries
Consolidated Statement of Income
(in millions except per share amounts)

	(Unaudited)
	Quarter Ended		Year Ended
	12/26/2020	12/28/2019	12/26/2020	12/28/2019
Net Revenue	$22,455	$20,640	$70,372	$67,161
Cost of sales	10,426	9,346	31,797	30,132
Gross profit	12,029	11,294	38,575	37,029
Selling, general and administrative expenses (a)	9,203	8,595	28,495	26,738
Operating Profit	2,826	2,699	10,080	10,291
Other pension and retiree medical benefits (expense)/income	(130)	(207)	117	(44)
Net interest expense and other	(339)	(284)	(1,128)	(935)
Income before income taxes	2,357	2,208	9,069	9,312
Provision for income taxes	498	430	1,894	1,959
Net income	1,859	1,778	7,175	7,353
Less: Net income attributable to noncontrolling interests	14	12	55	39
Net Income Attributable to PepsiCo	$1,845	$1,766	$7,120	$7,314

Diluted
Net income attributable to PepsiCo per common share	$1.33	$1.26	$5.12	$5.20
Weighted-average common shares outstanding	1,388	1,401	1,392	1,407
(a)The increase in selling, general and administrative expenses for the quarter ended December 26, 2020 as compared to the quarter ended December 28, 2019 primarily reflects higher selling and distribution costs and the impact of our acquisitions. The increase in selling, general and administrative expenses for the year ended December 26, 2020 as compared to the year ended December 28, 2019 primarily reflects higher selling and distribution costs, certain charges taken as a result of the COVID-19 pandemic, the impact of our acquisitions, and higher merger and integration charges.

PepsiCo, Inc. and Subsidiaries
Supplemental Financial Information
(in millions)

	(Unaudited)
	Quarter Ended		Year Ended
	12/26/2020	12/28/2019	12/26/2020	12/28/2019
Net Revenue
Frito-Lay North America	$5,443	$5,148	$18,189	$17,078
Quaker Foods North America	836	772	2,742	2,482
PepsiCo Beverages North America	6,793	6,255	22,559	21,730
Latin America	2,411	2,542	6,942	7,573
Europe	4,035	3,886	11,922	11,728
Africa, Middle East and South Asia	1,707	1,118	4,573	3,651
Asia Pacific, Australia and New Zealand and China Region	1,230	919	3,445	2,919
Total	$22,455	$20,640	$70,372	$67,161

Operating Profit
Frito-Lay North America	$1,507	$1,564	$5,340	$5,258
Quaker Foods North America	178	153	669	544
PepsiCo Beverages North America	546	460	1,937	2,179
Latin America	333	356	1,033	1,141
Europe	376	418	1,353	1,327
Africa, Middle East and South Asia	214	120	600	671
Asia Pacific, Australia and New Zealand and China Region	96	89	590	477
Corporate unallocated expenses	(424)	(461)	(1,442)	(1,306)
Total	$2,826	$2,699	$10,080	$10,291

PepsiCo, Inc. and Subsidiaries
Consolidated Statement of Cash Flows
(in millions)

	Year Ended
	12/26/2020	12/28/2019
Operating Activities
Net income	$7,175	$7,353
Depreciation and amortization	2,548	2,432
Share-based compensation expense	264	237
Restructuring and impairment charges	289	370
Cash payments for restructuring charges	(255)	(350)
Inventory fair value adjustments and merger and integration charges	255	55
Cash payments for merger and integration charges	(131)	(10)
Pension and retiree medical plan expenses	408	519
Pension and retiree medical plan contributions	(562)	(716)
Deferred income taxes and other tax charges and credits	361	453
Net tax related to the Tax Cuts and Jobs Act (TCJ Act)	—	(8)
Tax payments related to the TCJ Act	(78)	(423)
Other net tax benefits related to international reorganizations	—	(2)
Change in assets and liabilities:
Accounts and notes receivable	(420)	(650)
Inventories	(516)	(190)
Prepaid expenses and other current assets	26	(87)
Accounts payable and other current liabilities	766	735
Income taxes payable	(159)	(287)
Other, net	642	218
Net Cash Provided by Operating Activities	10,613	9,649

Investing Activities
Capital spending	(4,240)	(4,232)
Sales of property, plant and equipment	55	170
Acquisitions, net of cash acquired, and investments in noncontrolled affiliates	(6,372)	(2,717)
Divestitures	4	253
Short-term investments, by original maturity:
More than three months - purchases	(1,135)	—
More than three months - maturities	—	16
More than three months - sales	—	62
Three months or less, net	27	19
Other investing, net	42	(8)
Net Cash Used for Investing Activities	(11,619)	(6,437)

Financing Activities
Proceeds from issuances of long-term debt	13,809	4,621
Payments of long-term debt	(1,830)	(3,970)
Debt redemption/cash tender and exchange offers	(1,100)	(1,007)
Short-term borrowings, by original maturity:
More than three months - proceeds	4,077	6
More than three months - payments	(3,554)	(2)
Three months or less, net	(109)	(3)
Cash dividends paid	(5,509)	(5,304)
Share repurchases - common	(2,000)	(3,000)
Proceeds from exercises of stock options	179	329
Withholding tax payments on restricted stock units, performance stock units and PepsiCo equity performance units converted	(96)	(114)
Other financing	(48)	(45)
Net Cash Provided by/(Used for) Financing Activities	3,819	(8,489)
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(129)	78
Net Increase/(Decrease) in Cash and Cash Equivalents and Restricted Cash	2,684	(5,199)
Cash and Cash Equivalents and Restricted Cash, Beginning of Year	5,570	10,769
Cash and Cash Equivalents and Restricted Cash, End of Year	$8,254	$5,570

PepsiCo, Inc. and Subsidiaries
Consolidated Balance Sheet
(in millions except per share amounts)

	12/26/2020	12/28/2019
ASSETS
Current Assets
Cash and cash equivalents	$8,185	$5,509
Short-term investments	1,366	229
Accounts and notes receivable, net	8,404	7,822
Inventories:
Raw materials and packaging	1,720	1,395
Work-in-process	205	200
Finished goods	2,247	1,743
	4,172	3,338
Prepaid expenses and other current assets	874	747
Total Current Assets	23,001	17,645
Property, Plant and Equipment, net	21,369	19,305
Amortizable Intangible Assets, net	1,703	1,433
Goodwill	18,757	15,501
Other Indefinite-Lived Intangible Assets	17,612	14,610
Investments in Noncontrolled Affiliates	2,792	2,683
Deferred Income Taxes	4,372	4,359
Other Assets	3,312	3,011
Total Assets	$92,918	$78,547

LIABILITIES AND EQUITY
Current Liabilities
Short-term debt obligations	$3,780	$2,920
Accounts payable and other current liabilities	19,592	17,541
Total Current Liabilities	23,372	20,461
Long-Term Debt Obligations	40,370	29,148
Deferred Income Taxes	4,284	4,091
Other Liabilities	11,340	9,979
Total Liabilities	79,366	63,679
Commitments and contingencies
PepsiCo Common Shareholders’ Equity
Common stock, par value 12/3¢ per share (authorized 3,600 shares; issued, net of repurchased common stock at par value: 1,380 and 1,391 shares, respectively)	23	23
Capital in excess of par value	3,910	3,886
Retained earnings	63,443	61,946
Accumulated other comprehensive loss	(15,476)	(14,300)
Repurchased common stock, in excess of par value (487 and 476 shares, respectively)	(38,446)	(36,769)
Total PepsiCo Common Shareholders’ Equity	13,454	14,786
Noncontrolling interests	98	82
Total Equity	13,552	14,868
Total Liabilities and Equity	$92,918	$78,547

Non-GAAP Measures
In discussing financial results and guidance, the Company refers to the following measures which are not in accordance with U.S. Generally Accepted Accounting Principles (GAAP): core results, core constant currency results and organic revenue growth. We use these non-GAAP financial measures internally to make operating and strategic decisions, including the preparation of our annual operating plan, evaluation of our overall business performance and as a factor in determining compensation for certain employees. We believe presenting non-GAAP financial measures provides additional information to facilitate comparison of our historical operating results and trends in our underlying operating results, and provides additional transparency on how we evaluate our business. We also believe presenting these measures allows investors to view our performance using the same measures that we use in evaluating our financial and business performance and trends.
We consider quantitative and qualitative factors in assessing whether to adjust for the impact of items that may be significant or that could affect an understanding of our ongoing financial and business performance or trends. Examples of items for which we may make adjustments include: amounts related to mark-to-market gains or losses (non-cash); charges related to restructuring plans; amounts associated with mergers, acquisitions, divestitures and other structural changes; pension and retiree medical related items; charges or adjustments related to the enactment of new laws, rules or regulations, such as significant tax law changes; amounts related to the resolution of tax positions; tax benefits related to reorganizations of our operations; debt redemptions, cash tender or exchange offers; asset impairments (non-cash); and remeasurements of net monetary assets. See below for a description of adjustments to our U.S. GAAP financial measures included herein.
Non-GAAP information should be considered as supplemental in nature and is not meant to be considered in isolation or as a substitute for the related financial information prepared in accordance with U.S. GAAP. In addition, our non-GAAP financial measures may not be the same as or comparable to similar non-GAAP measures presented by other companies.
Glossary
We use the following definitions when referring to our non-GAAP financial measures, which may not be the same as or comparable to similar measures presented by other companies:
Acquisitions and divestitures: All mergers and acquisitions activity, including the impact of acquisitions, divestitures and changes in ownership or control in consolidated subsidiaries and nonconsolidated equity investees.
Beverage volume: Volume shipped to retailers and independent distributors from both PepsiCo and our independent bottlers.
Bottler case sales (BCS): Measure of physical beverage volume shipped to retailers and independent distributors from both PepsiCo and our independent bottlers.
Concentrate shipments and equivalents (CSE): Measure of our physical beverage volume shipments to independent bottlers, retailers and independent distributors.
Constant currency: Financial results assuming constant foreign currency exchange rates used for translation based on the rates in effect for the comparable prior-year period. In order to compute our constant currency results, we multiply or divide, as appropriate, our current-year U.S. dollar results by the current-year average foreign exchange rates and then multiply or divide, as appropriate, those amounts by the prior-year average foreign exchange rates.
Core: Core results are non-GAAP financial measures which exclude certain items from our historical results. For further information regarding these excluded items for the periods presented, refer to “Items Affecting Comparability” in “Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2020 Form 10-K. For the periods presented, core results exclude the following items:
Mark-to-market net impact
Mark-to-market net gains and losses on commodity derivatives in corporate unallocated expenses. These gains and losses are subsequently reflected in division results when the divisions recognize the cost of the underlying commodity in operating profit.
Restructuring and impairment charges
Expenses related to the multi-year productivity plan publicly announced in 2019.
Inventory fair value adjustments and merger and integration charges
In the year ended December 26, 2020, charges related to our acquisitions of BFY Brands, Inc. (BFY Brands), Rockstar Energy Beverages (Rockstar), Pioneer Foods and Be & Cheery.
In the year ended December 28, 2019, charges primarily related to our acquisition of SodaStream.

Pension-related settlement charges
In the year ended December 26, 2020, we recorded a pension settlement charge related to lump sum distributions exceeding the total of annual service and interest cost.
In the year ended December 28, 2019, settlement charges related to the purchase of a group annuity contract and settlement charges related to one-time lump sum payments to certain former employees who had vested benefits.
Net tax related to the Tax Cuts and Jobs Act
During the fourth quarter of 2017, the TCJ Act was enacted in the United States. In periods subsequent to the enactment of the TCJ Act, we recognized certain tax benefits and/or expenses associated therewith.
Effective net pricing: Reflects the year-over-year impact of discrete pricing actions, sales incentive activities and mix resulting from selling varying products in different package sizes and in different countries.
Organic revenue growth: A measure that adjusts for impacts of acquisitions, divestitures and other structural changes, foreign exchange translation and, where applicable, the impact of the 53rd reporting week.
2021 guidance and long-term organic revenue and core constant currency EPS targets
Our 2021 organic revenue growth guidance and our long-term organic revenue growth target exclude the impact of acquisitions, divestitures and other structural changes and foreign exchange translation. Our 2021 core effective tax rate guidance, our 2021 core constant currency EPS growth guidance and our long-term core constant currency EPS growth target exclude the mark-to-market net impact included in corporate unallocated expenses and restructuring and impairment charges. Our 2021 core constant currency EPS growth guidance and long-term core constant currency EPS growth target also exclude the impact of foreign exchange translation. We are unable to reconcile our full year projected 2021 or our long-term organic revenue growth to our full year projected 2021 and long-term reported net revenue growth because we are unable to predict the 2021 and long-term impact of foreign exchange due to the unpredictability of future changes in foreign exchange rates and because we are unable to predict the occurrence or impact of any acquisitions, divestitures or other structural changes. We are also not able to reconcile our full year projected 2021 core effective tax rate to our full year projected 2021 reported effective tax rate and our full year projected 2021 or long-term core constant currency EPS growth to our full year projected 2021 and long-term reported EPS growth because we are unable to predict the 2021 and long-term impact of foreign exchange or the mark-to-market net impact on commodity derivatives due to the unpredictability of future changes in foreign exchange rates and commodity prices. Therefore, we are unable to provide a reconciliation of these measures.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information
Organic Revenue Growth Rates
Quarter and Year Ended December 26, 2020
(unaudited)

	Quarter Ended 12/26/2020
		Impact of			Impact of
Net Revenue Year over Year % Change	Reported % Change, GAAP Measure	Foreign exchange translation	Acquisitions and divestitures(a)	Organic % Change, Non-GAAP Measure(b)	Organic Volume(c)	Effective net pricing
Frito-Lay North America	6%	—	(1)	5%	1	4
Quaker Foods North America	8%	—	—	8%	5.5	3
PepsiCo Beverages North America	9%	—	(3)	5.5%	1	5
Latin America	(5)%	10	—	4.5%	1	3
Europe	4%	4	—	8%	9	(1)
Africa, Middle East and South Asia	53%	1	(49)	5%	4	0.5
Asia Pacific, Australia and New Zealand and China Region	34%	(4)	(24)	5%	2	3
Total	9%	2	(5)	6%	3	3

	Year Ended 12/26/2020
		Impact of			Impact of
Net Revenue Year over Year % Change	Reported % Change, GAAP Measure	Foreign exchange translation	Acquisitions and divestitures(a)	Organic % Change, Non-GAAP Measure(b)	Organic Volume(c)	Effective net pricing
Frito-Lay North America	7%	—	(1)	6%	3	3
Quaker Foods North America	10%	—	—	11%	10	—
PepsiCo Beverages North America	4%	—	(2)	2%	(1)	3
Latin America	(8)%	11	—	3%	—	3
Europe	2%	4	—	6%	6	—
Africa, Middle East and South Asia	25%	1	(25)	1%	1	—
Asia Pacific, Australia and New Zealand and China Region	18%	—	(10)	8%	5	3
Total	5%	2	(3)	4%	2	2
(a)Primarily reflects BFY Brands (FLNA), Rockstar (PBNA), Pioneer Foods (AMESA) and Be & Cheery (APAC). The contribution from the acquisition of Rockstar reflects the incremental consolidated net revenue reported for Rockstar in excess of the net revenue we reported under our previous distribution arrangement.
(b)Organic revenue growth is a financial measure that is not in accordance with GAAP.
(c)Excludes the impact of acquisitions and divestitures. In certain instances, the impact of organic volume growth on net revenue growth differs from the unit volume growth disclosed in the Summary Fourth Quarter 2020 Performance and Summary Full-Year 2020 Performance tables on pages 3 and 6, respectively, due to product mix, nonconsolidated joint venture volume, and, for our beverage businesses, temporary timing differences between BCS and CSE. Our net revenue excludes nonconsolidated joint venture volume, and, for our franchise-owned beverage businesses, is based on CSE.
Note – Amounts may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
Year over Year Growth Rates
Quarter and Year Ended December 26, 2020 (unaudited)

	Quarter Ended 12/26/2020
		Impact of Items Affecting Comparability						Impact of
Year over Year % Change	Reported % Change, GAAP Measure	Mark-to-market net impact	Restructuring and impairment charges	Inventory fair value adjustments and merger and integration charges	Pension-related settlement charges	Net tax related to the TCJ Act	Core % Change, Non-GAAP Measure(a)	Foreign exchange translation	Core Constant Currency % Change, Non-GAAP Measure(a)
Frito-Lay North America	(4)%	—	5	—	—	—	1%	—	1%
Quaker Foods North America	17%	—	2	—	—	—	19%	—	19%
PepsiCo Beverages North America	19%	—	1	1	—	—	21%	—	21%
Latin America	(7)%	—	—	—	—	—	(7)%	10	4%
Europe	(10)%	—	(1)	(0.5)	—	—	(11)%	4	(8)%
Africa, Middle East and South Asia	80%	—	(20)	(3)	—	—	57%	(1)	56%
Asia Pacific, Australia and New Zealand and China Region	7%	—	(6)	3	—	—	4%	—	4%
Corporate unallocated expenses	(8)%	8	(1.5)	10	—	—	8%	—	8%
Total Operating Profit	5%	(1.5)	3	(2)	—	—	4%	2	6%
Net Income Attributable to PepsiCo	4%	(2)	3	(1.5)	(3)	(1)	—%	2	2%
Net Income Attributable to PepsiCo per common share – diluted	5%	(2)	3	(2)	(3)	(1)	1%	2	3%

	Year Ended 12/26/2020
		Impact of Items Affecting Comparability						Impact of
Year over Year % Change	Reported % Change, GAAP Measure	Mark-to-market net impact	Restructuring and impairment charges	Inventory fair value adjustments and merger and integration charges	Pension-related settlement charges	Net tax related to the TCJ Act	Core % Change, Non-GAAP Measure(a)	Foreign exchange translation	Core Constant Currency % Change, Non-GAAP Measure(a)
Frito-Lay North America	2%	—	1	1	—	—	3%	—	3%
Quaker Foods North America	23%	—	—	—	—	—	24%	—	24%
PepsiCo Beverages North America	(11)%	—	—	3	—	—	(8)%	—	(8)%
Latin America	(10)%	—	(2)	—	—	—	(12)%	11	—%
Europe	2%	—	(4)	(3)	—	—	(5)%	4	(0.5)%
Africa, Middle East and South Asia	(11)%	—	(3.5)	24	—	—	10%	—	10%
Asia Pacific, Australia and New Zealand and China Region	24%	—	(10)	2	—	—	15%	1	16%
Corporate unallocated expenses	10%	(6)	2	3.5	—	—	10%	—	10%
Total Operating Profit	(2)%	—	(1)	2	—	—	(1)%	2	1%
Net Income Attributable to PepsiCo	(3)%	—	(1)	3	(1)	—	(1)%	2	1%
Net Income Attributable to PepsiCo per common share – diluted	(2)%	—	(1)	3	(1)	—	—%	2	2%
(a)Core results and core constant currency results are financial measures that are not in accordance with GAAP and exclude the impact of the above items affecting comparability. See A-5 through A-6 for further discussion.
Note – Amounts may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
Certain Line Items
Quarters Ended December 26, 2020 and December 28, 2019
(in millions except per share amounts, unaudited)

	Quarter Ended 12/26/2020
	Cost of sales	Gross profit	Selling, general and administrative expenses	Operating profit	Other pension and retiree medical benefits (expense)/income	Provision for income taxes(b)	Net income attributable to PepsiCo	Net income attributable to PepsiCo per common share - diluted	Effective tax rate(c)
Reported, GAAP Measure	$10,426	$12,029	$9,203	$2,826	$(130)	$498	$1,845	$1.33	21.2%
Items Affecting Comparability
Mark-to-market net impact	50	(50)	49	(99)	—	(23)	(76)	(0.05)	(0.1)
Restructuring and impairment charges	(26)	26	(127)	153	12	35	130	0.09	—
Inventory fair value adjustments and merger and integration charges	(2)	2	33	(31)	—	(14)	(17)	(0.01)	(0.3)
Pension-related settlement charge	—	—	—	—	205	47	158	0.11	0.2
Core, Non-GAAP Measure (a)	$10,448	$12,007	$9,158	$2,849	$87	$543	$2,040	$1.47	20.9%

	Quarter Ended 12/28/2019
	Cost of sales	Gross profit	Selling, general and administrative expenses	Operating profit	Other pension and retiree medical benefits (expense)/income	Provision for income taxes(b)	Net income attributable to noncontrolling interests	Net income attributable to PepsiCo	Net income attributable to PepsiCo per common share - diluted	Effective tax rate(c)
Reported, GAAP Measure	$9,346	$11,294	$8,595	$2,699	$(207)	$430	$12	$1,766	$1.26	19.4%
Items Affecting Comparability
Mark-to-market net impact	38	(38)	24	(62)	—	(13)	—	(49)	(0.04)	(0.1)
Restructuring and impairment charges	(15)	15	(71)	86	2	10	1	77	0.05	(0.3)
Inventory fair value adjustments and merger and integration charges	—	—	(9)	9	—	—	—	9	0.01	(0.1)
Pension-related settlement charges	—	—	—	—	273	62	—	211	0.15	0.5
Net tax related to the TCJ Act	—	—	—	—	—	(21)	—	21	0.01	(0.9)
Core, Non-GAAP Measure (a)	$9,369	$11,271	$8,539	$2,732	$68	$468	$13	$2,035	$1.45	18.6%
(a)Core results are financial measures that are not in accordance with GAAP and exclude the impact of the above items affecting comparability. See A-5 through A-6 for further discussion.
(b)Provision for income taxes is the expected tax charge/benefit on the underlying item based on the tax laws and income tax rates applicable to the underlying item in its corresponding tax jurisdiction.
(c)The impact of items affecting comparability on our effective tax rate represents the difference in the effective tax rate resulting from a higher or lower tax rate applicable to the items affecting comparability.

Note – Certain amounts may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
Certain Line Items
Years Ended December 26, 2020 and December 28, 2019
(in millions except per share amounts, unaudited)

	Year Ended 12/26/2020
	Cost of sales	Gross profit	Selling, general and administrative expenses	Operating profit	Other pension and retiree medical benefits income	Provision for income taxes(b)	Net income attributable to PepsiCo	Net income attributable to PepsiCo per common share - diluted	Effective tax rate(c)
Reported, GAAP Measure	$31,797	$38,575	$28,495	$10,080	$117	$1,894	$7,120	$5.12	20.9%
Items Affecting Comparability
Mark-to-market net impact	64	(64)	9	(73)	—	(15)	(58)	(0.04)	—
Restructuring and impairment charges	(30)	30	(239)	269	20	58	231	0.17	—
Inventory fair value adjustments and merger and integration charges	(32)	32	(223)	255	—	18	237	0.17	(0.4)
Pension-related settlement charge	—	—	—	—	205	47	158	0.11	—
Core, Non-GAAP Measure (a)	$31,799	$38,573	$28,042	$10,531	$342	$2,002	$7,688	$5.52	20.5%

	Year Ended 12/28/2019
	Cost of sales	Gross profit	Selling, general and administrative expenses	Operating profit	Other pension and retiree medical benefits (expense)/income	Provision for income taxes(b)	Net income attributable to noncontrolling interests	Net income attributable to PepsiCo	Net income attributable to PepsiCo per common share - diluted	Effective tax rate(c)
Reported, GAAP Measure	$30,132	$37,029	$26,738	$10,291	$(44)	$1,959	$39	$7,314	$5.20	21.0%
Items Affecting Comparability
Mark-to-market net impact	57	(57)	55	(112)	—	(25)	—	(87)	(0.06)	—
Restructuring and impairment charges	(115)	115	(253)	368	2	67	5	298	0.21	(0.1)
Inventory fair value adjustments and merger and integration charges	(34)	34	(21)	55	—	8	—	47	0.03	—
Pension-related settlement charges	—	—	—	—	273	62	—	211	0.15	—
Net tax related to the TCJ Act	—	—	—	—	—	8	—	(8)	(0.01)	0.1
Core, Non-GAAP Measure (a)	$30,040	$37,121	$26,519	$10,602	$231	$2,079	$44	$7,775	$5.53	21.0%
(a)Core results are financial measures that are not in accordance with GAAP and exclude the impact of the above items affecting comparability. See A-5 through A-6 for further discussion.
(b)Provision for income taxes is the expected tax charge/benefit on the underlying item based on the tax laws and income tax rates applicable to the underlying item in its corresponding tax jurisdiction.
(c)The impact of items affecting comparability on our effective tax rate represents the difference in the effective tax rate resulting from a higher or lower tax rate applicable to the items affecting comparability.

Note – Certain amounts may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
Operating Profit by Division
Quarters Ended December 26, 2020 and December 28, 2019
(in millions, unaudited)

	Quarter Ended 12/26/2020
		Items Affecting Comparability
Operating Profit	Reported, GAAP Measure	Mark-to-market net impact	Restructuring and impairment charges	Inventory fair value adjustments and merger and integration charges	Core, Non-GAAP Measure(a)
Frito-Lay North America	$1,507	$—	$74	$3	$1,584
Quaker Foods North America	178	—	4	—	182
PepsiCo Beverages North America	546	—	15	6	567
Latin America	333	—	17	—	350
Europe	376	—	19	—	395
Africa, Middle East and South Asia	214	—	5	4	223
Asia Pacific, Australia and New Zealand and China Region	96	—	1	2	99
Corporate unallocated expenses	(424)	(99)	18	(46)	(551)
Total	$2,826	$(99)	$153	$(31)	$2,849

	Quarter Ended 12/28/2019
		Items Affecting Comparability
Operating Profit	Reported, GAAP Measure	Mark-to-market net impact	Restructuring and impairment charges	Inventory fair value adjustments and merger and integration charges	Core, Non-GAAP Measure(a)
Frito-Lay North America	$1,564	$—	$—	$—	$1,564
Quaker Foods North America	153	—	—	—	153
PepsiCo Beverages North America	460	—	9	—	469
Latin America	356	—	19	—	375
Europe	418	—	25	3	446
Africa, Middle East and South Asia	120	—	17	5	142
Asia Pacific, Australia and New Zealand and China Region	89	—	6	—	95
Corporate unallocated expenses	(461)	(62)	10	1	(512)
Total	$2,699	$(62)	$86	$9	$2,732
(a)Core results are financial measures that are not in accordance with GAAP and exclude the impact of the above items affecting comparability. See A-5 through A-6 for further discussion.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
Operating Profit by Division
Years Ended December 26, 2020 and December 28, 2019
(in millions, unaudited)

	Year Ended 12/26/2020
		Items Affecting Comparability
Operating Profit	Reported, GAAP Measure	Mark-to-market net impact	Restructuring and impairment charges	Inventory fair value adjustments and merger and integration charges	Core, Non-GAAP Measure(a)
Frito-Lay North America	$5,340	$—	$83	$29	$5,452
Quaker Foods North America	669	—	5	—	674
PepsiCo Beverages North America	1,937	—	47	66	2,050
Latin America	1,033	—	31	—	1,064
Europe	1,353	—	48	—	1,401
Africa, Middle East and South Asia	600	—	14	173	787
Asia Pacific, Australia and New Zealand and China Region	590	—	5	7	602
Corporate unallocated expenses	(1,442)	(73)	36	(20)	(1,499)
Total	$10,080	$(73)	$269	$255	$10,531

	Year Ended 12/28/2019
		Items Affecting Comparability
Operating Profit	Reported, GAAP Measure	Mark-to-market net impact	Restructuring and impairment charges	Inventory fair value adjustments and merger and integration charges	Core, Non-GAAP Measure(a)
Frito-Lay North America	$5,258	$—	$22	$—	$5,280
Quaker Foods North America	544	—	2	—	546
PepsiCo Beverages North America	2,179	—	51	—	2,230
Latin America	1,141	—	62	—	1,203
Europe	1,327	—	99	46	1,472
Africa, Middle East and South Asia	671	—	38	7	716
Asia Pacific, Australia and New Zealand and China Region	477	—	47	—	524
Corporate unallocated expenses	(1,306)	(112)	47	2	(1,369)
Total	$10,291	$(112)	$368	$55	$10,602
(a)Core results are financial measures that are not in accordance with GAAP and exclude the impact of the above items affecting comparability. See A-5 through A-6 for further discussion.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
(unaudited)

Gross Margin Performance Reconciliation

	Quarter Ended		Year Ended
	12/26/2020		12/26/2020
Reported gross margin performance, GAAP measure	(115)	bps	(32)	bps
Mark-to-market net impact	(4)		(1)
Restructuring and impairment charges	4		(13)
Inventory fair value adjustments and merger and integration charges	1		—
Core gross margin performance, non-GAAP measure (a)	(113)	bps	(46)	bps
Operating Margin Performance Reconciliation

	Quarter Ended		Year Ended
	12/26/2020		12/26/2020
Reported operating margin performance, GAAP measure	(49)	bps	(100)	bps
Mark-to-market net impact	(14)		6
Restructuring and impairment charges	26		(17)
Inventory fair value adjustments and merger and integration charges	(18)		28
Core operating margin performance, non-GAAP measure (a)	(55)	bps	(82)	bps

(a)Core results are financial measures that are not in accordance with GAAP, and exclude the impact of the above items. See pages A-5 through A-6 for further discussion.

Note – Certain amounts may not sum due to rounding.

Cautionary Statement
Statements in this communication that are “forward-looking statements,” including our 2021 guidance and long-term targets, are based on currently available information, operating plans and projections about future events and trends. Terminology such as “aim,” “anticipate,” “believe,” “drive,” “estimate,” “expect,” “expressed confidence,” “forecast,” “future,” “goal,” “guidance,” “intend,” “may,” “objective,” “outlook,” “plan,” “position,” “potential,” “project,” “seek,” “should,” “strategy,” “target,” “will” or similar statements or variations of such words and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such terms. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from those predicted in such forward-looking statements. Such risks and uncertainties include, but are not limited to: the impact of COVID-19; future demand for PepsiCo’s products; damage to PepsiCo’s reputation or brand image; issues or concerns with respect to product quality and safety; PepsiCo’s ability to compete effectively; PepsiCo’s ability to attract, develop and maintain a highly skilled and diverse workforce; water scarcity; changes in the retail landscape or in sales to any key customer; disruption of PepsiCo’s supply chain; political or social conditions in the markets where PepsiCo’s products are made, manufactured, distributed or sold; PepsiCo’s ability to grow its business in developing and emerging markets; changes in economic conditions in the countries in which PepsiCo operates; future cyber incidents and other disruptions; failure to successfully complete or manage strategic transactions; PepsiCo’s reliance on third-party service providers; climate change or measures to address climate change; strikes or work stoppages; failure to realize benefits from PepsiCo’s productivity initiatives; deterioration in estimates and underlying assumptions regarding future performance that can result in an impairment charge; fluctuations or other changes in exchange rates; any downgrade or potential downgrade of PepsiCo’s credit ratings; imposition or proposed imposition of new or increased taxes aimed at PepsiCo’s products; imposition of limitations on the marketing or sale of PepsiCo’s products; changes in laws and regulations related to the use or disposal of plastics or other packaging of PepsiCo’s products; failure to comply with personal data protection and privacy laws; increase in income tax rates, changes in income tax laws or disagreements with tax authorities; failure to adequately protect PepsiCo’s intellectual property rights or infringement on intellectual property rights of others; failure to comply with applicable laws and regulations; and potential liabilities and costs from litigation, claims, legal or regulatory proceedings, inquiries or investigations.
For additional information on these and other factors that could cause PepsiCo’s actual results to materially differ from those set forth herein, please see PepsiCo’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.